SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 11, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

This Amendment to the Form 8-K filed earlier today, August 12, 2003, contains an updated Exhibit 99.1, which includes four new Questions and Answers under the heading "Miscellaneous."

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this 8-K/A:

99.1 August 2003 Investor Frequently Asked Questions and Answers (FAQs)

Updated

Item 9. Regulation FD Disclosure

Schering-Plough investors have indicated interest in various questions. A list of questions and Schering-Plough's responses, titled "August 2003 Investor Frequently Asked Questions and Answers" (FAQs), is attached as Exhibit 99.1.

We may discuss the information in the FAQs from time to time with investors. We are also posting the FAQs on the Schering-Plough Investor Relations Web Site, at www.ir.schering-plough.com in the section titled "Investor FAQs," so that all investors may access the FAQs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:/s/ Thomas H. Kelly

Thomas H. Kelly

Vice President and Controller

Date: August 12, 2003

Exhibit Index

The following exhibit is filed with this 8-K/A:

99.1 August 2003 Investor Frequently Asked Questions and Answers (FAQs)

Updated